UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2010

APPLIED VISUAL SCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Exchange Place, Suite H, Herndon, Virginia 20170
(Address of Principal Executive Offices) (Zip Code)

(703) 464-5495

(Registrant's telephone number, including area code)

Guardian Technologies International, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Section 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 9, 2010, the Guardian Technologies International, Inc., changed its name to Applied Visual Sciences, Inc. (the “Company”).  The name change was effected through a short form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware by merging our wholly owned subsidiary into us.  We are the surviving corporation of the merger and have amended our certificate of incorporation to change our name to Applied Visual Sciences, Inc., pursuant to a Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware on July 9, 2010.  The merger was effected pursuant to resolutions adopted by the board of directors of the Company.  Stockholder approval of the merger was not required to effect the merger and our outstanding shares of common stock will not be affected by the change of name.  The new CUSIP number for our shares of common stock is 038287108, and the new trading symbol for our common stock is APVS.  A copy of the Certificate of Ownership and Merger is attached to this Report as Exhibit 3.1 and incorporated herein by reference thereto.

Section 8 – Other Events

Section 8.01	Other Events.

The information contained in Item 5.03 hereinabove is incorporated herein by reference thereto.

Section 9 – Financial Statements and Exhibit

Section 9.01	Financial Statements and Exhibits.

(c)

Exhibits.

3.1

Certificate of Ownership and Merger Merging Applied Visual Sciences into Guardian Technologies International, Inc., dated June 10, 2010, filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: July 15, 2010	By: /s/ Michael W. Trudnak Michael W. Trudnak Chief Executive Officer

28309085.133

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